UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2015

TUMBLEWEED HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	0-22315	34-1413104
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

720 Fifth Avenue, 10th Floor, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 247-0581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers

On March 25, 2015, the Board of Directors (the “Board”) of Tumbleweed Holdings, Inc. (the “Company”) appointed Robert Schwartz to the Board. In connection with Mr. Schwartz’s appointment to the Board, the Company granted Mr. Schwartz a stock option to purchase an aggregate of 250,000 shares of the Company’s common stock at an exercise price of $.02/share. This stock option vests over a period of three (3) years and may be exercised with respect to 1/36th of the shares covered thereby at the end of each month during which Mr. Schwartz has served as a member of the Board. Following this initial grant, Mr. Schwartz will be entitled to the same annual compensation for serving as a director as each of the Company’s other independent directors; provided that Mr. Schwartz’s annual compensation for Board and committee service in fiscal 2015 will be proportionately reduced to reflect that he will not have served in such capacities for the Company’s entire fiscal year.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

99.1	Press Release dated April 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

TUMBLEWEED HOLDINGS, INC.

Dated: April 2, 2015	By: /s/ Gary Herman
Gary Herman
Chief Executive Officer